EXHIBIT T3C.1

SENIOR SECOND LIEN NOTES INDENTURE

Dated as of [              ], 2012

by and between

WASHINGTON MUTUAL, INC.

and

Law Debenture Trust Company of New York

as Trustee

13% SENIOR SECOND LIEN NOTES DUE 2030

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
311(a)	8.11
(b)	8.11
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	8.06
(b)(1)	8.06
(b)(2)	8.06; 8.07
(c)	8.06; 13.02
(d)	8.06
314(a)	5.05; 5.06; 13.05
(b)	12.01
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	8.01
(b)	8.05; 13.02
(c)	8.01
(d)	8.01
(e)	7.15
316(a)(1)(A)	7.06
(a)(1)(B)	7.05
(a)(2)	N.A.
(b)	10.02
(c)	2.12; 10.04
317(a)(1)	7.09
(a)(2)	7.13
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of this Indenture.

TABLE OF CONTENTS

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SECTION 14.07.	Board Consent to Transfer	51

EXHIBITS

Exhibit A	Form of Note

-v-

SENIOR SECOND LIEN NOTES INDENTURE, dated as of [      ], 2012, between Washington Mutual, Inc., a Washington corporation (“Issuer”), and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $20,000,000 aggregate principal amount of 13% Senior Second Lien Notes due 2030 (together with any increases in the aggregate principal amount thereof, or any PIK Notes, the “Notes”); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquisition Credit Facility” means that financing agreement dated as of [          ], 2012, by and among the Issuer, the guarantors party thereto, the lenders party thereto and [  ], as agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings or replacements (whether upon or after termination or otherwise) thereof in whole or in part from time to time, including any agreement that replaces, refunds or refinances any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds or removes borrowers or guarantors, and whether with the same or another agent, lender or group of lenders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

 “Bankruptcy Law” means Title 11, U.S. Code or any similar federal law or Chapter 431, Article 15 of the Hawaii Code or any similar state law.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof, (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's, (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and a Thomson Bank Watch Rating of “BBB” or better, (d) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (e) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within six months from the date of acquisition thereof.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Collateral” means all assets and property in which a security interest is granted to secure the Notes Obligations.

“Collateral Account” means a separate securities and/or deposit account established and maintained by the Issuer in which the Collateral Agent has a valid perfected first and second priority security interest and exclusive dominion and control in accordance with the terms of the Security Documents.

“Collateral Agent” means [            ], in its capacity as collateral agent under the Security Documents, until a successor replaces it in accordance with the applicable provisions of the Intercreditor Agreement and thereafter means the successor serving thereunder.

“Control Agreement” means the Control Agreement, dated as of [                 ], among the Issuer, Collateral Agent and [     ], as depository bank and/or securities intermediary, and any other agreement providing to the Collateral Agent “control” of the Collateral Account within the meaning of Articles 8 and 9 or the Uniform Commercial Code.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facility” means, with respect to the Issuer or any of its subsidiaries, one or more debt facilities, including the Acquisition Credit Facility, or other financing arrangements (including, with-

out limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or replacements (whether or not upon or after termination or otherwise) thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“First Lien Collateral” means all assets and property in which a security interest is granted to secure the First Lien Notes Obligations.

“First Lien Documentation” means the First Lien Notes, the First Lien Indenture and the First Lien Notes Security Documents.

“First Lien Indenture” means that certain Senior First Lien Notes Indenture, dated as of [                    ], 2012, between the Issuer and the First Lien Trustee with respect to the First Lien Notes, as amended or supplemented from time to time.

“First Lien Notes” means the Issuer’s 13% Senior First Lien Notes due 2030 issued pursuant to and in accordance with the First Lien Indenture.

“First Lien Notes Obligations” means Obligations in respect of the First Lien Indenture, the First Lien Notes and the First Lien Notes Security Documents, including for the avoidance of doubt, Obligations in respect of guarantees thereof.

“First Lien Notes Security Documents” means , collectively, the Intercreditor Agreement and any security agreements, control agreements and directions to pay relating to the First Lien Collateral executed and delivered and/or filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the First Lien Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) related to the security interests granted by any of the foregoing documents and any other document or instrument evidencing, creating or providing for a Lien on any real or personal tangible or intangible property as security for any or all of the obligations under the First Lien Documentation.

“First Lien Trustee” means Wilmington Trust, National Association, as trustee under the First Lien Indenture, until a successor trustee replaces it in accordance with the applicable provisions of the First Lien Indenture, after which time such term shall mean the successor trustee serving thereunder.

“Global Note Legend” means the legend set forth in Sections 2.06(b) and 14.04 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other Obligations.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Senior Second Lien Notes Indenture, as amended or supplemented from time to time.

“Insurance Book Closing” means the transfer by WMMRC of (i) all Runoff Proceeds held on the date of such transfer, (ii) the right to receive all future Runoff Proceeds and (iii) the Trusts and their assets along with all insurance liabilities associated therewith as of the date of transfer to a protected cell established and maintained pursuant to § 431:19-303 of Title 24 of the Hawaii Insurance Code in conformance with all applicable Requirements of Law, which complies with the following requirements: (w) the protected cell shall be organized as a direct wholly owned subsidiary of the Issuer;  (x) the assets of the protected cell shall not be chargeable with liabilities arising out of any other business WMMRC may conduct; (y) the business plan establishing the protected cell shall restrict its business to the administration and management of the Trusts and the assets thereof along with the liabilities associated therewith, and the distribution of the Runoff Proceeds; and (z) the governing documents of the protected cell shall provide that no dividend or distribution may be made to any Person other than the Issuer as provided for in the Notes Documentation and the First Lien Documentation.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of [            ], among the Issuer, the other grantors party thereto and [            ], as collateral agent for the First Lien Secured Parties, Second Lien Secured Parties and Third Lien Secured Parties (each, as defined therein) and as authorized representative for [            ], as amended, modified and supplemented from time to time.

“Interest Payment Date” has the meaning set forth in paragraph 1 of each Note.

“Issue Date” means [            ].

“Issuer” means Washington Mutual, Inc., a Washington corporation, and any of its successors.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee or the Collateral Agent.

“Issuer Incremental Amount” means an amount accruing on the outstanding Issuer Priority Amount or the Issuer Secondary Amount, as applicable, at 13% per annum, payable quarterly in arrears on each Interest Payment Date, to the Issuer.

“Issuer Priority Amount” means (i) a principal amount equal to $4.0 million plus (ii) any amounts added due to unpaid Issuer Incremental Amounts in respect of the Issuer Priority Amount, less (iii) any repayments of the Issuer Priority Amounts to the Issuer.

“Issuer Secondary Amount” means (i) a principal amount equal to $6.0 million plus (ii) any amounts added due to unpaid Issuer Incremental Amounts in respect of the Issuer Secondary Amount, less (iii) any repayments of the Issuer Secondary Amounts to the Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, the place of payment or the State of Washington, as the case may be. In any case where any Interest Payment Date, Redemption Date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the maturity date; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or maturity date, as the case may be.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody's” means Moody's Investors Service, Inc. and any successor thereto.

“Notes” means the Notes authenticated and delivered under this Indenture including any PIK Notes subsequently issued under this Indenture.

“Notes Documentation” means the Notes, this Indenture and the Security Documents.

“Notes Obligations” means Obligations in respect of this Indenture, the Notes and the Security Documents, including for the avoidance of doubt, Obligations in respect of guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements and all other present and future indebtedness, obligations, and liabilities under the documentation governing any indebtedness, whether or not the right of payment in respect of such indebtedness, obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such indebtedness, obligations, interest and liabilities are discharged, allowed, stayed or otherwise affected by any proceeding (including whether or not allowed in any proceeding under any Bankruptcy Law).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Owner” means (x) WMMRC until the occurrence of an Insurance Book Closing and (y) the protected cell created by such Insurance Book Closing to which the Runoff Proceeds, the Trusts and the assets thereof are transferred, thereafter, in accordance with the terms of the Notes Documentation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Lien” means a Lien securing Obligations of the Issuer under (i) the Notes Documentation, (ii) the First Lien Documentation and (iii) the Acquisition Credit Facility, in each case, subject to the terms of the Intercreditor Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest paid with respect to the Notes in the form of increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“PIK Notes” mean additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Issue Date in connection with a PIK Payment. For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“PIK Payment” means an interest payment with respect to the Notes made by increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“Record Date” for the interest payable on any applicable Interest Payment Date means with respect to the Notes, the [            ], [           ], [            ] or [            ] (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Related PIK Notes” means, with respect to a Note, (i) each PIK Note issued in connection with a PIK Payment on such Note and (ii) each additional PIK Note issued in connection with a PIK Payment on a Related PIK Note with respect to such Note.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Runoff Proceeds” means (a)(i) all net premiums, reinsurance recoverables, net revenue resulting from commutation of insurance contracts, net interest income, reserve releases and other revenues derived from the reinsurance contracts, investments and other assets of the Trusts less, without duplication, (ii)(A) the reasonable and necessary costs and expenses of the Trusts and the Owner (including, but not limited to, general and administrative expenses, audit fees, required regulatory capital contributions (which capital contributions will be added back to the Runoff Proceeds if applicable regulations permit such distributions thereof), expenses of regulatory compliance, including all costs associated with the Insurance Book Closing, expenses of administering this Indenture and taxes) attributable to the administration of the Trusts or the assets thereof and the collection of premiums and/or management of investments in connection therewith (which expenses shall include reasonable and customary expenses attributable to the foregoing paid under any administrative services agreement, investment management agreement or similar agreement), and (B) claims paid for covered losses and (b) the proceeds from the foregoing received by the Owner or the Issuer in cash, securities and/or other property from any sale, liq-

uidation, merger or other disposition in respect of the Owner or its interests in the Trusts or the assets thereof. The inclusion of clause (b) of this definition shall not be construed as a consent to any sale, liquidation, merger or other disposition or waiver of compliance with any covenant related thereto. For the avoidance of doubt, to the extent that Issuer or WMMRC pays any such cost, capital contribution or expense described in clause (ii)(A), payment by Issuer or WMMRC will be deemed a cost or expense of the Trusts.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of [            ], by and among the Issuer and the Collateral Agent, as the same may be amended, restated, amended and restated, renewed, replaced, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, the Control Agreement, other security agreements and directions to pay relating to the Collateral executed and delivered and/or filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) related to the security interests granted by any of the foregoing documents and any other document or instrument evidencing, creating or providing for a Lien on any real or personal tangible or intangible property as security for any or all of the Note Obligations under the Note Documents or any of the foregoing documents.

“Standard & Poor's” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)           more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)           such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means Law Debenture Trust Company of New York, as trustee, until a successor replaces it in accordance with Section 8.08 or Section 8.09 and thereafter means the successor serving hereunder.

“Trusts” means (a) Home Loan Reinsurance Co. United Guaranty Residential Insurance Company Reinsurance Agreement (Acct. No. x6401); (b) Home Loan Reinsurance Co. Genworth Reinsurance Co. Trust Agreement (Acct. No. x6403); (c) Mortgage Guaranty Insurance Corporation/WM MTG Reinsurance Co. Trust; (Acct. No. x2400); (d) Reinsurance Escrow Agreement among WM Mortgage Reinsurance Co. PMI Mortgage Insurance Company and US Bank (Acct. No. x6404); (e) Radian Guaranty Inc. and WM Mortgage Reinsurance Company Agreement, dated March 27, 2001 (Acct. No. x5700); (f) Home Loan Reinsurance Co. Republic Mortgage Co. Reinsurance Agreement, dated December 14, 1998 (Acct. No. x6402); (g) Washington Mutual Custody Account (Acct. No. x6406); and (h) WM Mortgage Reinsurance Company Inc. (Acct. No. x4202).

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“WMMRC” means WM Mortgage Reinsurance Company, Inc., a Hawaii corporation and direct wholly-owned subsidiary of the Issuer.

SECTION 1.02. Other Definitions

.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	9.03
“DTC”	2.03
“Event of Default”	7.01
“Legal Defeasance”	9.02
“Note Register”	2.03
“Paying Agent”	2.03
“Redemption Date”	3.07
“Registrar”	2.03
“Runoff Payment Date”	4.02(b)
“Runoff Proceeds Distribution”	4.02(a)
“Successor Company”	6.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act

.  Whenever this Indenture refers to a provision of the Trust Indenture Act (“TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04. Rules of Construction

.  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.05. Acts of Holders

.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, at its option in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuer shall have no obligation to do so.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE II

THE NOTES

SECTION 2.01. Form and Dating; Terms

.

(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in whole dollar ($1.00) amounts and integral multiples of $1.00, subject to the issuance of PIK Interest pursuant to Section 4.02  hereof, in which case the aggregate principal amount of Notes may be increased by, or PIK Notes may be issued in, an aggregate principal amount equal to the amount of PIK Interest paid by the Issuer for the applicable period, rounded up to the nearest whole dollar.

(b) Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified on the face of such Global Note, as increased or decreased in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and by the payment of PIK Interest and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and the payment of PIK interest by increasing or reducing the aggregate principal amount of such Global Note.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or the Issuer in accordance with Section 2.01(d).

(c) Terms.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d) Issuance of PIK Notes.  In connection with the payment of PIK Interest, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Notes or issue PIK Notes.

SECTION 2.02. Execution and Authentication

.  At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (e.g. .pdf) signature.

If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), which order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the Notes are to be authenticated, the registered holder of each Note and delivery instructions, authenticate and deliver the Notes.  In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any PIK Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03. Registrar and Paying Agent.  The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) reflecting the ownership of the Notes outstanding from time to time and of their transfer.  The Registrar shall also facilitate the transfer of the Notes on behalf of the Issuer in accordance with Section 2.06 and Article XIV hereof.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agents.  The Issuer initially appoints the Trustee as Paying Agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and the Trustee agrees to initially so act.

SECTION 2.04. Paying Agent to Hold Money in Trust.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for such funds.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default pursuant to Section 7.01(5), (6) or (7), the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a) When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

The Registrar shall not be required to register the transfer of or exchange any Note selected for prepayment in whole or in part, except the portion not being paid of any Note being prepaid in part.

The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the portion not being paid of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10 and 3.06 hereof, which shall be paid by the Issuer).

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(b) Each Global Note shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH  IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or the Issuer has repurchased a particular Global Note or a particular Global Note has been prepaid, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(d) Owners of interests in the Global Note will be entitled to have individual Definitive Notes registered in their names and to receive certificates in respect thereof if (i) DTC notifies the Issuer in writing that it is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the Notes, or ceases to be a “clearing agency” under applicable law, or is at any time  no longer eligible to act as such and the Issuer is not able to appoint a qualified successor within 90 days of receiving notice or becoming aware of such ineligibility, or (ii) DTC or any alternative clearing system on behalf of which the Notes evidenced by a Global Note may be held is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so, the Issuer will cause sufficient certificates for individual Definitive Notes to be issued, executed and delivered to the Registrar and upon receipt of an Issuer Order by the Trustee, such Notes shall be authenticated and dispatched to the relevant Holders.  In connection with any such delivery, a person having an interest in the Global Note must provide to the Registrar a written order containing instructions and such other information and certifications as the Issuer and the Trustee may require to complete, execute and deliver such certificates in respect of individual Definitive Notes.

SECTION 2.07. Replacement Notes

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer or the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note issued in accordance with this Section 2.07 is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent holds, on a Redemption Date or maturity date, money sufficient to pay the principal amount of the Notes (or portions thereof) payable on that date and accrued but unpaid interest thereon, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. Temporary Notes.  Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11. Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 5.01 hereof to the Persons who are Holders on a subsequent special record date.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP/ISIN Numbers.  The Issuer in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

SECTION 2.14. Calculation of Principal Amount of Securities.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes, including any PIK Notes issued in respect thereof, and any increase in the principal amount thereof, as a result of a PIK Payment at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture.  Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

SECTION 2.15. No Gross Up; Withholding. The Issuer shall not be obligated to pay additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or an account of, any present or future taxes, duties, assessments, withholding or governmental change with respect to the Notes. Because the status of the Notes is unclear, it is anticipated that distributions on the Notes are subject to U.S. federal income withholding tax.

ARTICLE III

REDEMPTION

SECTION 3.01. Notices to Trustee.  If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five (5) Business Days (or such shorter period as allowed by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate of the Issuer setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes, to be redeemed and (iv) the redemption price.

SECTION 3.02. Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes of such series to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method the Trustee shall deem fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be re-

deemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in whole dollar ($1.00) amounts or whole dollar multiples in excess thereof.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.  The Issuer shall request and the Trustee shall be authorized to provide a list of record holders, as of a date determined by the Issuer. The Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address appearing in the Note Register or otherwise in accordance with Applicable Procedures.  Notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(c) the name and address of the Paying Agent;

(d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(f) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(g) the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five (5) Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate of the Issuer requesting that the Trustee give such notice (in which case the Issuer shall provide to the Trustee the complete form of such notice in the name and at the expense of the Issuer) and setting forth the information to be stated in such notice as provided in the preceding paragraph.

The Issuer may provide in the notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

SECTION 3.04. Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

SECTION 3.05. Deposit of Redemption Price.

(a) Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the applicable series of Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01 hereof.

SECTION 3.06. Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a whole dollar ($1.00) principal amount.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate of the Issuer is required for the Trustee to authenticate such new Note.

SECTION 3.07. Optional Redemption.  At any time the Notes may be redeemed or purchased (by the Issuer or any other Person designated by the Issuer), in whole or in part, at a redemption price equal to 100% of the principal amount of Notes redeemed (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. Mandatory Redemption.  The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes (other than pursuant to Section 4.02).

ARTICLE IV

ESTABLISHMENT OF FUNDS AND APPLICATION AND INVESTMENT OF MONIES THEREIN

SECTION 4.01. Maintenance of Collateral Account.  The Issuer shall maintain the Collateral Account at all times.

SECTION 4.02. Deposit of Runoff Proceeds and Application Thereof.

(a) Issuer shall, and shall cause the Owner to, deposit all distributions, dividends or other receipts in respect of Runoff Proceeds on the date paid to the Issuer (“Runoff Proceeds Distributions”) directly into the Collateral Account. If Issuer shall nevertheless receive any Runoff Proceeds Distributions other than by deposit directly into the Collateral Account, it shall cause all such Runoff Proceeds Distributions to be deposited into the Collateral Account on the same Business Day on which they are received. Runoff Proceeds Distributions shall not be deposited in any deposit or securities account other than the Collateral Account, and all such Runoff Proceeds Distributions, while not held in the Collateral Account shall be held by the Issuer in trust for the Collateral Agent and shall not be commingled with any other assets of the Issuer.

(b) Subject to Section 7.14, on each Interest Payment Date, all amounts on deposit in the Collateral Account and any other Runoff Proceeds Distributions shall be applied in the following order (each such date of application, a “Runoff Payment Date”):

(i) FIRST:     To the pro rata payment of any compensation, fees and expenses, if any, due to the First Lien Trustee, the Trustee and the Collateral Agent on such Runoff Payment Date for any services rendered under the First Lien Indenture, the Indenture or the Security Documents.

(ii) SECOND:     To the payment to the Issuer of an amount equal to the Issuer Incremental Amount accrued, if any, since the immediately preceding Interest Payment Date on the Issuer Priority Amount.

(iii) THIRD:     To the payment to the Issuer of an amount equal to any unpaid Issuer Priority Amount.

(iv) FOURTH:     To the payment to First Lien Noteholders of accrued and unpaid interest, if any, with respect to the First Lien Notes; provided, however, that if on any Runoff Payment Date the Runoff Proceeds Distributions are not sufficient for such purposes, then any ac-

crued and unpaid interest, if any, shall be paid as PIK Interest or as additional principal in accordance with the terms of the First Lien Notes.

(v) FIFTH:     To the payment to the First Lien Noteholders of any unpaid principal and other First Lien Notes Obligations with respect to the First Lien Notes.

(vi) SIXTH:     To the payment to the Issuer of an amount equal to the Issuer Incremental Amount accrued, if any, since the immediately preceding Interest Payment Date on the Issuer Secondary Amount.

(vii) SEVENTH:     To the payment to the Issuer of an amount equal to any unpaid Issuer Secondary Amount.

(viii) EIGHTH:     To the payment to the Holders of any accrued and unpaid interest, if any, with respect to the Notes; provided, however, that if on any Runoff Payment Date the Runoff Proceeds Distributions are not sufficient for such purposes, then any accrued and unpaid interest, if any, shall be paid as PIK Interest or as additional principal in accordance with the terms of the Notes.

(ix) NINTH:     To the payment to the Holders of any unpaid principal and other Notes Obligations, if any, with respect to the Notes.

After making the payments required by clauses (i) through (ix) above, the balance on deposit in the Collateral Account shall be paid to the Issuer, free and clear of the Lien established in respect of the Notes, to be transferred, used, or paid at the direction of the Issuer.

(c) Any Issuer Incremental Amount not paid with respect to the Issuer Priority Amount or the Issuer Secondary Amount on any Interest Payment Date, shall be added to the then outstanding Issuer Priority Amount or Issuer Secondary Amount, as applicable.

SECTION 4.03. Investment of Funds.  All moneys in the Collateral Account shall be invested at the written direction of an Officer of the Issuer in cash and Cash Equivalents. On each Interest Payment Date on which any Cash Equivalents are held in or credited to the Collateral Account, the Collateral Agent shall sell or otherwise convert such Cash Equivalents to cash in order to make the payments provided above.

ARTICLE V

COVENANTS

SECTION 5.01. Payment of Notes.  The Issuer shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes (in the case of the payment of principal and interest in cash, only to the extent funds are available therefor) as provided for in paragraphs EIGHTH and NINTH of Section 4.02(b) herein.  Principal and interest shall be considered paid on the date due if the Paying Agent holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer or transferred from the Collateral Account in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. PIK Interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the applicable Notes, in each case in an amount equal to the amount of the applicable PIK Interest.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not allowed) on, (i) overdue principal at the rate that is 2% higher than the then applicable interest rate on the Notes to the extent lawful, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful, provided, however that with respect to clauses (i) and (ii) above, payments of interest shall only be made in cash to the extent moneys are in the Collateral Account in accordance with Article IV.

SECTION 5.02. Deposit of Runoff Proceeds Distributions. (a) So long as the Owner shall have accumulated Runoff Proceeds at such time, the Issuer shall cause the Owner to use commercially reasonable efforts to obtain the appropriate regulatory approval on or before the ninetieth (90th) day following the end of each fiscal year (or more frequently as the Issuer may in good faith determine to be commercially reasonable), of a dividend or distribution of the maximum amount of undistributed Runoff Proceeds that could reasonably be expected to be approved after consulting with the Owner’s Hawaiian regulatory advisers and counsel, and within three (3) Business Days of the receipt of such approval, to pay to the Issuer such dividend or distribution and deposit such dividend or distribution on the date paid directly into the Collateral Account.

(b) On the Issue Date, the Issuer will irrevocably instruct and authorize WMMRC in writing (which instruction shall be applicable to the protected cell following an Insurance Book Closing) to deposit all Runoff Proceeds Distributions into the Collateral Account.

SECTION 5.03. Liens.  (a) The Issuer will not, and will cause the Owner not to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) on the Collateral, the equity interests issued by the Owner, any interests of the Owner in any of the Trusts or assets thereof, Runoff Proceeds Distributions or any Runoff Proceeds, or any proceeds of any of the foregoing.

(b) The Issuer will, and will cause WMMRC to, use commercially reasonable efforts to obtain approval from the applicable regulatory authorities to: (i) effect, as soon as reasonably practicable, the Insurance Book Closing and (ii) grant a second priority perfected security interest (subject to whatever limitations or conditions any such authority may impose) under the Security Documents in the equity issued by the Owner (including, upon the Insurance Book Closing, the protected cell to which the Trusts and their assets are transferred) and, after the Insurance Book Closing, the excess assets of the Owner.  As soon as reasonably practicable following receipt of the necessary regulatory approvals, the Issuer will, and will cause WMMRC to, consummate the Insurance Book Closing and grant such security interest, which for clarification purposes, may occur at different times depending on the timing of the receipt of such necessary regulatory approvals.

SECTION 5.04. Maintenance of Office or Agency.  The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, The City of New York, as required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the

Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 5.05. Reports and Other Information. The Issuer shall, and shall cause the Owner to, provide to the Holders or cause the Trustee to provide to the Holders (a) an annual audited balance sheet and income statement of the Issuer and the Owner within 90 days following the end of each fiscal year and (b) monthly unaudited balance sheets and income statements of the Owner and each of the Trusts and the account statement of each segregated account into which any Runoff Proceeds are deposited within 45 days following the end of each month.  The Issuer shall, and shall cause the Owner to, provide to the Holders or cause the Trustee to provide to the Holders a monthly statement of the Collateral Account, including the amount and nature of any of its investments and any gain or loss associated therewith, within 30 days following the end of each month.

SECTION 5.06. Compliance Certificate. So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 5 Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto. The Issuer shall furnish to the Trustee not less than annually, an Officers’ Certificate as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture.

SECTION 5.07. Limitation on Business Activities.  The Issuer shall cause the Owner (i) to engage in no activities, other than administering the Trusts, collecting premiums and depositing the Runoff Proceeds Distributions into the Collateral Account and activities incidental thereto, (ii) to not originate any new insurance policies, and (iii) to not create, incur, issue, assume, guarantee or suffer to exist any indebtedness. The Issuer shall not permit the Owner to invest, or allow to be invested, any of the assets of the Trusts except in accordance with the applicable trust documents and substantially in accordance with past practices.

SECTION 5.08. Prohibition on Commingling. The Issuer shall cause the Owner to deposit all Runoff Proceeds released to it from the Trusts into a segregated account, which account shall consist solely of such Runoff Proceeds and proceeds thereof or interest thereon, and to hold such amounts in the segregated account until such time as they are distributed as Runoff Proceeds Distributions as provided for in Article IV hereof and will invest the same only in cash and Cash Equivalents. The Issuer shall cause the Owner to not deposit such Runoff Proceeds and other amounts in any deposit or securities account other than the segregated account referred to in the preceding sentence, and all such amounts shall be held by the Owner in trust for distribution as provided for in Article IV hereof and shall not be commingled with any other assets of the Owner or the Issuer.

SECTION 5.09. Stay, Extension and Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.10. Corporate Existence.  Except as permitted by Article VI or required by 5.03(b), the Issuer shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of the Owner in accordance with the respective organizational documents of the Issuer or the Owner (which, in the case of the Owner, will not be amended except as necessary to comply with regulatory requirements, effect the Insurance Book Closing and to maintain the ability to pay dividends), (ii) to maintain its direct ownership and voting control over 100% of the equity issued by the Owner (iii) to preserve and keep in full force and effect the rights (charter and statutory), licenses and franchises of the Issuer and the Owner;  provided  that the Issuer shall not be required to preserve any such right, license or franchise described in this clause (iii) if the preservation thereof is no longer necessary for the administration of the Trusts or collection of the Runoff Proceeds and that the loss thereof is not adverse in any material respect to the Holders of the Notes, taken as a whole, and (iv) to not consolidate or merge the Owner with or into another Person.

SECTION 5.11. Security Documents.  The Issuer will and will cause the Owner to comply with the terms of each Security Document to which it is a party.

SECTION 5.12. Reporting of Debt for Tax Purposes. The Issuer shall treat the Runoff Notes as debt for federal income tax purposes, and shall use commercially reasonable efforts to defend such treatment in connections with any examination or subsequent proceedings.

SECTION 5.13. Prohibition on Sale of Interests in Trusts.  Except pursuant to an Insurance Book Closing and required by this Indenture, the Issuer will cause the Owner not to, directly or indirectly, (a) sell, lease, transfer or otherwise dispose of any of its interest in any of the Trusts, (b) permit any Trust to sell, lease, transfer or otherwise dispose of any of its assets other than in the ordinary course of administering and managing the assets of the Trust in accordance with the trust documents and investment policies of the Owner or (c) enter into any contract, agreement or understanding to effectuate (a) or (b) above.

ARTICLE VI

SUCCESSORS

SECTION 6.01. Merger, Consolidation or Sale of All or Substantially All Assets.

The Issuer shall not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), and shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer, in one or more related transactions, to any Person unless:

(1)           the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation, organized or existing under any such laws;

(2)           the Successor Company, if other than the Issuer, expressly assumes all the Notes Obligations pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee (subject to the non-recourse provisions contained herein);

(3)           at the time of such transaction, no Default exists and after giving effect to such transaction, no Default would exist;

(4)           immediately after such transaction, WMMRC continues to be a direct or indirect wholly-owned subsidiary of the Successor Company; and

(5)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture, the Notes and the Security Documents.

SECTION 6.02. Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 6.01(a) hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Security Documents referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture and the Security Documents with the same effect as if such successor Person had been named as the Issuer herein and therein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 6.01 hereof.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.01. Events of Default.  An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in payment when due and payable, at maturity, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)           default for five Business Days or more in the payment when due of interest on or with respect to the Notes;

(3)           the failure by the Issuer to perform, observe or comply with Sections 4.02, 5.02, 5.03, 5.06, 5.07, 5.08, 5.10 and 5.13 of this Indenture;

(4)           failure by the Issuer for 30-days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes to perform, observe or comply with any other covenant or agreement on its part under Article V of this Indenture (other than Sections 5.02, 5.03, 5.06, 5.07, 5.08, 5.10 and 5.13), provided that, it shall not constitute an Event of Default if, within 30-days after receipt of such written notice, corrective action is instituted and thereafter diligently pursued until the Default is cured;

(5)           the Owner or the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences proceedings to be adjudicated bankrupt or insolvent;

(B)           consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(C)           consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or a substantial part of its property; or

(D)           makes a general assignment for the benefit of its creditors;

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Owner or the Issuer, in a proceeding in which the Owner or the Issuer, is to be adjudicated bankrupt or insolvent;

(B)           appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Owner or the Issuer, or for all or a substantial part of the property of the Issuer or the Owner; or

(C)           orders the liquidation of the Owner or the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(7)           the Insurance Division of the Hawaii Department of Commerce and Consumer Affairs commences a dissolution, liquidation, insolvency or other similar proceeding against the Owner or the Issuer, or petitions a court of competent jurisdiction for an order of rehabilitation in accordance with applicable law.

SECTION 7.02. Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (5), (6) or (7) of Section 7.01 hereof) occurs and is continuing under this Indenture, the Trustee by notice to the Issuer or the Holders of at least 25% in aggregate principal amount of the then total outstanding Notes by notice to the Issuer and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal, interest and premium, if any, on all the then outstanding Notes to be due and payable.  Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5), (6) or (7) of Section 7.01 hereof, all outstanding Notes shall be due and payable without further action or notice.

(b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.03. Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 7.04. Specific Performance. The Issuer agrees that irreparable damage would occur and that the Trustee, the Collateral Agent and the Holders would not have any adequate remedy at law in the event that any of the provisions of this Indenture were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Trustee, Collateral Agent and the Holders shall be entitled to an injunction or injunctions to prevent breaches of this Indenture and to enforce specifically the terms and provisions of this Indenture, including but not limited to Sections 4.02, 5.01, 5.02, 5.03, 5.07, 5.08, 5.11 and 5.13, in any court of competent jurisdiction, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

SECTION 7.05. Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (unless a higher percentage would be required under Section 10.02 to consent to an amendment of the relevant provision, in which case such higher percentage shall apply) by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default (other than a Default under Section 5.01). Holders of not less than all affected Notes of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default under Section 5.01 and its respective consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. This Section 7.05 is subject to Section 7.02 hereof.

SECTION 7.06. Control by Majority.  Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

SECTION 7.07. Limitation on Suits.  Subject to Sections 7.04 and 7.08 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default has occurred and is continuing;

(b) Holders of at least 25% in aggregate principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(c) Holders of the Notes have offered the Trustee satisfactory security or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.08. Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of this Indenture and subject to Section 7.16, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.09. Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment, subject to the limitation in Section 7.16 hereof, in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.10. Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 7.11. Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, and subject to Section 7.16 hereof, no right or remedy herein or in the Security Documents conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or in the Security Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.12. Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 7.13. Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial pro-

ceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.14. Priorities.  If the Trustee or any Agent collects any money or property pursuant to this Article VII, it shall, subject to the Intercreditor Agreement, pay out the money in the following order:

(a) First, to the Trustee, such Agent, their agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;

(b) Second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(c) Third, to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.14.

SECTION 7.15. Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.15 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.08 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

SECTION 7.16. Limitation on the Issuer’s Obligations. Notwithstanding any other provision of the Indenture, the Notes, the Intercreditor Agreement and the other Security Documents to the contrary, the Trustee, on behalf of itself and the Holders, agrees that it and the Holders shall not have or take recourse (other than actions for specific performance under Section 7.04) with respect to the Notes Documentation against the Issuer or its assets and property or against WMMRC or the Owner or their respective assets and property (other than assets that were required to be transferred to the protected cell pursuant to the Insurance Book Closing), except (i) to the Collateral Account, (ii) if the Issuer fails to comply with its obligations pursuant to Sections 4.02(a), 4.02(b), 5.02 or 5.08, to the assets of the Issuer in an amount equal to the aggregate amount of any Runoff Proceeds or Runoff Proceeds Distributions that were not deposited into the Collateral Account, (iii) to the equity interests in and the excess assets of the Owner to the extent a Lien has been granted therein in favor of the Collateral Agent and (iv) to the Owner or the Issuer for costs and expenses, including reasonable attorney’s fees, related to the enforcement of Sections 4.01, 4.02, 4.03, 5.02, 5.03, 5.07, 5.08, 5.10 and 5.13 herein, if the Holders or the Trustee, as applicable, are the prevailing party in such enforcement action.

ARTICLE VIII

TRUSTEE

SECTION 8.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the form required in this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.02, 8.04 or 8.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.03. Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.04. Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.  The recitals and statements contained herein and in the Notes, except those contained in any Trustee’s certificate of authentication, shall be taken as the recitals and statements of the Issuer, and the Trustee or any authenticating agent assumes no responsibility for their correctness.

SECTION 8.05. Notice of Defaults.  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee in accordance with Section 14.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture. During any period in which an Event of Default has occurred and is continuing, the Trustee shall be entitled to have all Agents and Collateral Agents act at its direction.

SECTION 8.06. Reports by Trustee to Holders of the Notes.  Within 60 days after each April 15, beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(1) and Section 313(b)(2) (to the extent applicable).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with each stock exchange on which the Notes are listed and the SEC in accordance with Trust Indenture Act Section 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 8.07. Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee (in its capacity as trustee) and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 8.07) or defending itself against any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer has been materially prejudiced thereby.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

The obligations of the Issuer under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5), (6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08. Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 8.10 hereof or Section 310 of the Trust Indenture Act;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 8.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.09. Successor Trustee by Merger, etc.   If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10. Eligibility; Disqualification.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 8.11. Preferential Collection of Claims Against Issuer.  The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01. Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuer may, at its option and at any time, elect to have either Section 9.02 or 9.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

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SECTION 9.02. Legal Defeasance and Discharge.  Upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their Obligations with respect to all outstanding Notes (including their Obligations under the Security Documents with respect to the Notes Obligations) on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 9.04 hereof;

(b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 9.02.

If the Issuer exercises under Section 9.01 the option applicable to this Section 9.02, subject to satisfaction of the conditions set forth in Section 9.04 hereof, payment of the Notes may not be accelerated because of an Event of Default under clauses (3), (4), (5), (6) and (7) of Section 7.01.  Subject to compliance with this Article IX, the Issuer may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

SECTION 9.03. Covenant Defeasance.  Upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their obligations under the covenants contained in Sections 5.03, 5.05, 5.06, 5.07, 5.09, 5.10 and 5.13 and from the applicability of clauses (3) and (4) of Section 6.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 7.01(5), 7.01(6) and 7.01(7) hereof shall not constitute Events of Default.

SECTION 9.04. Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date.

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(i) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(ii) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer; and

(f) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 9.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 9.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.  Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Repayment to Issuer.  Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 9.07. Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE X

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01. Without Consent of Holders of Notes.  Notwithstanding Section 10.02 hereof, the Issuer and the Trustee (or the Collateral Agent, as applicable) may amend or supplement this Indenture, the Notes, any Security Document or the Intercreditor Agreement without the consent of any Holder:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes of such series in addition to or in place of Definitive Notes;

(c) to comply with Section 6.01 hereof;

(d) to provide for the assumption of the Issuer’s obligations to the Holders;

(e) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture, the Notes, the Security Documents or the Intercreditor Agreement of any such Holder;

(f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(i) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(j) to add or release Collateral from, or subordinate, the Lien of the Security Documents only as expressly set forth in this Indenture, the Security Documents or the Intercreditor Agreement; and

(k) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Notes Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02. With Consent of Holders of Notes.  Except as provided below in this Section 10.02, the Issuer and the Trustee (or the Collateral Agent, as applicable) may amend or supplement this Indenture, the Notes, the Intercreditor Agreement or any Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Subject to Sections 7.04 and 7.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof, Section 2.09 hereof and Section 2.14 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 10.02.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 10.02 may not, with respect to any Notes held by a non-consenting Holder:

(a)           reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Note;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of each Holder affected thereby;

(e)           make any Note payable in money or a currency other than that stated therein;

(f)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(g)           make any change in these amendment and waiver provisions;

(h)           impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)           amend, supplement, waive or modify the provisions of this Indenture dealing with the Security Documents or application of Runoff Proceeds in any manner, in each case that would subordinate the Lien of the Collateral Agent to the Liens securing any other Obligations (other than as contemplated under clause (j) of Section 10.01 or otherwise release any material portion of the Collateral, in each case other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreement; or

(j)           to amend the definition of Runoff Proceeds, Runoff Proceeds Distribution and Section 4.02.

In addition, without the consent of the Holders of at least two-thirds in aggregate principal amount of Notes then outstanding, no amendment, supplement or waiver may modify Sections 5.02, 5.03, 5.07, 5.08, 5.10 and 5.13 of this Indenture.

SECTION 10.03. Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies in all material respects with the Trust Indenture Act as then in effect.

SECTION 10.04. Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 10.05. Notation on or Exchange of Notes.  The Trustee may but shall not be obligated to place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may but shall not be obligated to issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee to Sign Amendments, etc.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment, supplement or waiver until the board of directors (or similar governing body) approves it.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive, and (subject to Section 8.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge.  This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(a) all Notes heretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (A)  all Notes not heretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness to the extent such Indebtedness is simultaneously being discharged or repaid and the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(C)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)           the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (b) of this Section 11.01, the provisions of Section 11.02 and Section 9.07 hereof shall survive.

SECTION 11.02. Application of Trust Money.  Subject to the provisions of Section 9.07 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

SECURITY

SECTION 12.01. Security Documents.  The payment of the principal of and interest (including without limitation, any PIK interest) and premium, if any, on the Notes when due, whether at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes, the payment of all other Notes Obligations and the performance of all other Notes Obligations are secured as provided in the Security Documents which the Issuer has entered into and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture.  The Issuer shall comply with all provisions and covenants, make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected or maintained under the Security Documents) as a perfected security interest.  The Issuer shall deliver an Opinion of Counsel to the Trustee within 30 calendar days following the end of each annual period beginning with the annual period beginning on [         ] of each year, to the effect that all actions required to maintain the Lien of the Security

Documents with respect to items of Collateral that may be perfected solely by the filing of financing statements under the Uniform Commercial Code have been taken.

SECTION 12.02. Collateral Agent.

(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and the Intercreditor Agreement and shall have no responsibility to exercise any discretionary power or right provided in any Security Document except as expressly required pursuant to the Security Documents or the Intercreditor Agreement or to ensure the existence, genuineness, value or protection of any Collateral or to ensure the legality, enforceability, effectiveness or sufficiency of the Security Documents or the creation, perfection, priority, sufficiency or protection of any Lien or any defect or deficiency as to any such matters.

(b) The Trustee, is authorized and directed to (i) enter into the Intercreditor Agreement, (ii) acknowledge the Collateral Agent as the Collateral Agent and to authorize the Collateral Agent  (and the Holders hereby authorize the Collateral Agent) to enter into the Security Documents for the benefit of the Holders, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations and exercise its rights (and the Holders hereby authorize the Collateral Agent to perform and observe its obligations and exercise its rights) under the Intercreditor Agreement and the Security Documents.

(c) Subject to Section 8.01, neither the Trustee nor the Collateral Agent nor any of their officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien or any defect or deficiency as to any such matters.

SECTION 12.03. Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, restated, amended and restated, renewed, modified, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee to authorize the Collateral Agent to enter into the Security Documents for the benefit of the Holders, authorizes and empowers the Trustee and the Collateral Agent to enter into each of the Security Agreements and the Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes pursuant to the terms of the Intercreditor Agreement and to perform their respective obligations and exercise their respective rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Trustee is entitled pursuant to the terms of the Intercreditor Agreement and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens of the Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents.

SECTION 12.04. Release of Collateral; Substitution.

(a) Liens granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released in full all without delivery of any instrument or performance of any act by any party as of the date upon (i) all the Notes Obligations and this Indenture (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds or (ii) a Legal Defeasance or Covenant Defeasance under Article VIX or a discharge in accordance with Article XI.

Upon the receipt of an Officer’s Certificate from the Issuer, as described in Section 12.04(b) below and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b) Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 12.04(a) above, such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 12.04(a), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 12.04, have been met and stating under which of the circumstances set forth in Section 12.04(a) above the Collateral is being released have been delivered to the Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Collateral Agent executes any such instrument.  The Trustee shall be entitled to receive and rely on Officer’s Certificates and Opinions of Counsel delivered to the Collateral Agent under this Section 12.04(b).

(c) Notwithstanding anything to the contrary contained in the Notes Documentation or any Security Document upon the Insurance Book Closing, any Lien in the equity of WMMRC held by the Collateral Agent shall be deemed automatically released.

SECTION 12.05. Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

SECTION 12.06. No Fiduciary Duties; Collateral. The Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

SECTION 12.07. Intercreditor Agreement Controls.  Upon the Trustee’s entry into the Intercreditor Agreement, the Holders of the Notes and the Trustee will be subject to and bound by the provisions of the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to the Security Documents and all rights and obligations of the Trustee hereunder are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  Subject to Section 7.16 and except for Article VIII, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture, the terms of the Intercreditor Agreement shall govern.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 13.02. Notices.  Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Washington Mutual, Inc.
1201 Third Avenue, Suite 3000
Seattle, Washington  98101
Attention:  General Counsel

Telephone No.: (206) 432-8731
Facsimile No:  (206) 432-8879
Email: chad.smith@wamuinc.net

with a copy to:

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:  Todd R. Chandler

Telephone No.: (212) 310-8000
Facsimile No:  (212) 310-8007
Email: todd.chandler@weil.com

If to the Trustee:

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, NY 10017
Attention: Managing Director

Telephone No.: (212) 750-6474
Facsimile No:  (212) 750-1361
Email: newyork@lawdeb.com

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.06 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate, certificates of public officials or reports or opinions of experts as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any of their parent companies shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law.  THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09. Waiver of Jury Trial.  THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12. Successors.  All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13. Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.14. Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.15. Table of Contents, Headings, etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XIV

OTHER TRANSFER RESTRICTIONS

SECTION 14.01. Definitions. As used in this Article XIV, the following capitalized terms shall have the following respective meanings (and any references to any portions of Treasury Regulation section 1.382-2T shall include any successor provisions):

(a) “Acquire” means the acquisition, directly or indirectly, of ownership of Notes by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Notes, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Notes or (iii) any other acquisition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder), but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered an owner within the meaning of the tax laws.  The terms “Acquires” and “Acquisition” shall have the same meaning.

(b) “Beneficial Interest” shall be determined in accordance with applicable rules under section 382 of the Code treating the Notes as stock (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity) and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all Notes owned or acquired by its subsidiaries), (B) ownership by a Holder’s family members, (C) any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of the Notes, and (D) to the extent set forth in Treasury Regulation section 1.382-4, the ownership of an option or right to acquire the Notes.

(c) “Board” means the Board of Directors of the Issuer.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or “entity” within the meaning of Treasury Regulation section 1.382-3 (including, without limitation, any group of Persons treated as a single entity under such regulation).

(f) “Plan” means the Seventh Amended Joint Plan of Washington Mutual, Inc. and WMI Investment Corp., pursuant to Chapter 11 of the Bankruptcy Code.

(g) “Prohibited Acquisition” means any purported Acquisition of Notes to the extent that such Acquisition is prohibited and/or void or is treated as such under Sections 14.02 or 14.03 hereof.

(h) “Restriction Release Date” means the date as of which the restrictions under Article VI of the Issuer’s Amended and Restated Articles of Incorporation no longer apply with respect to the common stock of the Issuer.

(i) “Substantial Holder” means a Person (including, without limitation, any group of Persons treated as a single “entity” within the meaning of Treasury Regulation Section 1.382-3) (i) holding Notes, whether after giving effect to the Plan or thereafter, having a Beneficial Interest of at least 4.75% of the then outstanding principal amount of the Notes or (ii) that is a "Substantial Holder" with respect to the Issuer's “Corporation Securities” each within the meaning of Article VI of the Issuer's Amended and Restated Articles of Incorporation.

(j) “Treasury Regulation” means a Treasury regulation promulgated under the Code.

SECTION 14.02. Restriction on Transfer. To the fullest extent permitted by law, prior to the Restriction Release Date, no Person shall be permitted to make an Acquisition, whether in a single transaction or series of related transactions, and any such purported Acquisition will be void ab initio and the Notes (if known by the Issuer or the Trustee), will not be registered in the name of the purported transferee, to the extent that after giving effect to such purported Acquisition (i) the purported transferee or any other Person by reason of the purported transferee’s Acquisition would become a Substantial Holder or (ii) the Beneficial Interest of a Person that, prior to giving effect to the purported Acquisition, is a Substantial Holder would be increased. The preceding sentence is not intended to prevent the Notes from being DTC-eligible and shall not preclude any settlement of any transactions in the Notes entered into through a national securities exchange or an inter-dealer quotation system or delivered through DTC, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Acquisition.

SECTION 14.03. Deemed Representation. By Acquiring a Beneficial Interest in the Notes, any transferee of the Notes shall be deemed to have represented that (i) immediately before the Acquisition, it is not and by reason of its Acquisition it and any other person would not become a Substantial Holder and (ii) such transferee will comply with the provisions of this Article XIV, as applicable.

SECTION 14.04. Transfer Restriction Legend. Each Global Note shall bear an additional legend in substantially the following form:

“THE ACQUISITION OF INTERESTS IN THIS GLOBAL SECURITY ARE SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO ARTICLE XIV OF THE INDENTURE. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, (1) ONLY TO A PERSON WHO DOES NOT OWN AND WILL NOT OWN FOLLOWING SUCH TRANSFER 4.75% OR MORE OF THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES AND (2) ONLY IN COMPLIANCE WITH ARTICLE XIV OF THE INDENTURE.”

SECTION 14.05. Disgorgement.

(a) If an Acquisition is made in violation of Sections 14.02 or 14.03 above or is otherwise a Prohibited Acquistion, until the Notes which are the subject of such Prohibited Acquisition (the “Excess Securities”) are Acquired by another Person in an Acquisition that is not a Prohibited Acquisition, the purported transferee shall not be entitled with respect to such Excess Securities to any rights of ownership.  Once the Excess Securities have been acquired in an Acquisition that is in accordance with Sections 14.02 and 14.03 and is not a Prohibited Acquisition, such Notes shall cease to be Excess Securities. The Issuer will deliver to the Trustee, promptly after any Officer becomes aware of any Excess Securities, notice of such Excess Securities.  The Trustee will deliver to the Issuer, promptly after it becomes aware of any Excess Securities, notice of such Excess Securities.

(b) In the event that a Prohibited Acquisition has occurred, such Prohibited Acquisition and, if applicable, the recording of such Prohibited Acquisition, shall (except as limited by the last sentence of Section 14.02), to the fullest extent permitted by law, be void ab initio and have no legal effect. IN the event that a Prohibited Acquisition has occurred, upon written demand by the Issuer, the purported transferee shall turn over or transfer or cause to be turned over or transferred any ownership interest in the Excess Securities, including any certificate or other evidence of ownership or beneficial interest (including any interest held thorough DTC) of the Excess Securities within the purported transferee's possession or control, together with any payments that were received by the purported transferee from the Issuer with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the Board (the “Agent”).

(c) In the case of a Prohibited Acquisition described in this Article XIV, the Agent shall thereupon sell to a buyer or buyers, the Excess Securities transferred to it in one or more arm's-length transactions (including over a national securities exchange on which the Notes may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Notes or otherwise would adversely affect the value of the Notes.  If the purported transferee has resold the Excess Securities before receiving the Issuer's demand to surrender the Excess Securities to the Agent, the purported transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required, to the fullest extent permitted by law, to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Issuer grants written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount that the purported transferee would have received from the Agent pursuant to Section 14.05(d) if the Agent, rather than the purported transferee, had resold the Excess Securities.

(d) The Agent shall apply any proceeds or any other amounts received by it in accordance with this Section 14.05 as follows:

(i) FIRST, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii) SECOND any remaining amounts shall be paid to the purported transferee, up to the amount paid by the purported transferee for the Excess Securities (or in the case of any Prohibited Acquisition by gift, devise or inheritance or any other Prohibited Acquisition without consideration, the fair market value as determined in good faith by the Board, which amount (or fair market value) shall be determined at the discretion of the Board); and

(iii) THIRD, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board, provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Acquisition not sold by the Agent in a prior sale or sales) represent a 4.75% or greater Beneficial Interest of the then aggregate outstanding principal amount of Notes, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board such that no organization qualifying under Section 501(c)(3) shall possess Notes 4.75% or greater of the then outstanding aggregate principal amount of the Notes.

The recourse of any purported transferee in respect of any Prohibited Acquisition shall be limited to the amount payable to the purported transferee pursuant to clause (ii) above. Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Section 14.05 inure to the benefit of the Issuer.

(e) If the purported transferee fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Issuer makes a demand pursuant to this Section 14.05, then the Issuer shall use its commercially reasonable efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

SECTION 14.06. Information Request. At the request of the Issuer, any holder which is a beneficial, legal or record holder of Notes, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such information as the Issuer may reasonably request as may be necessary from time to time in order to determine compliance with this Article XIV.  Any such information shall be kept confidential by the Issuer and may be disclosed only (i) as necessary for purposes of this Article XIV by the Issuer to its officers, employees and advisors, provided such personnel also agree to treat such information as confidential, (ii) if the Issuer is required to disclose such information under any applicable law, regulation, subpoena, court order or legal, regulatory or judicial process or the rules of any applicable regulatory agency or stock exchange, (iii) if such information was already in the Issuer's possession and did not come from a source that is reasonably known by the Issuer to be bound by a confidentiality obligation, (iv) if such information is publicly available or becomes available other than as a result of a disclosure by the Issuer in violation of the terms hereof, or (v) if such information is or becomes available to the Issuer on a non-confidential basis from another source that is not known by the Issuer to be bound by an obligation of confidentiality.

The Issuer shall have the power to make appropriate notations upon its Register and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article XIV for any uncertificated Notes or Notes held in an indirect holding system, and the Issuer shall provide notice of the restrictions on transfer and ownership to holders of uncertificated  Notes in accordance with applicable law.

The Board shall have the power to determine all matters necessary for determining compliance with this Article XIV, including, without limitation, determining (A) the identification of Substantial Holders, (B) whether an Acquisition is a Prohibited Acquisition, (C) the Beneficial Interest of any Substantial Holder or other Person, (D) the amount (or fair market value) due to a purported transferee pursuant to Section 14.05(d)(ii) of this Indenture, and (E) any other matters that the Board determines to be relevant.  The good faith determination of the Board on such matters shall be conclusive and binding for the purposes of this Article XIV.

SECTION 14.07. Board Consent to Transfer. The restrictions set forth in Sections 14.02 and 14.03 shall not apply to a proposed Acquisition if the transferor or the transferee, upon providing at least fifteen (15) days prior written notice of such proposed Acquisition to the Board, obtains the written consent to the proposed Acquisition from a majority of the Board. The Board shall endeavor to inform the requesting party of its determination within ten (10) days after receiving such written notice; provided, however, that the failure of the Board to respond during such ten (10) day period shall not be deemed to be a consent to the Acquisition.  As a condition to granting its consent, the Board may, in its discretion, require and/or obtain (at the expense of the transferor and/or transferee) such representations and/or agreements from the transferor and/or transferee, such opinions of counsel to be rendered by counsel approved by the Board, and such other advice, in each case as to such matters as the Board determines is appropriate.  The Board may waive the restrictions imposed in this Article XIV, in whole or in part, in circumstances where it believes doing so would be beneficial the Issuer.

SECTION 14.08. No Liability. The Trustee and the Registrar shall have no liability for and shall have no duty to monitor compliance by Holders of Notes with this Article XIV.   In the event, the Issuer notifies the Trustee that a Prohibited Acquisition has occurred, the Trustee and the Registrar will cooperate with the Issuer to facilitate the implementation of Section 14.05 hereof. In addition, to the extent that a Holder is in possession of Excess Securities, the Trustee and Registrar shall have no liability for continuing to extend the benefits of Holder to the Holders of Excess Securities.

[Signatures on following page]

WASHINGTON MUTUAL, INC.

By:
Name:
Title:

[Signature Page to Senior Second Lien Notes Indenture]

Law Debenture Trust Company of New York as Trustee

By:
Name:
Title:

[Signature Page to Senior Second Lien Notes Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable]

[Form of Note]

CUSIP [ ]

13% Senior Second Lien Note due 2030

No. ___	[$______________]

WASHINGTON MUTUAL, INC.

promises to pay, subject to the terms of the Indenture, to __________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ Dollars] ($_________________) on  [      ]

Interest Payment Dates:  [           ]

Record Dates:  [           ]

[Form of Note]

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  [ ]
WASHINGTON MUTUAL, INC.

By:
Name:
Title:

[Form of Note]

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  _______________

[                  ]
as Trustee

By:
Authorized Signatory

[Form of Note]

[Back of Note]

13% Senior Second Lien Note due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  Washington Mutual, Inc., a Washington corporation (the “Issuer”), promises to pay, subject to the terms of the Indenture, interest on the principal amount of this Note at a rate per annum set forth below from the Issue Date until paid in full.  The Issuer will pay interest on this Note quarterly in arrears on [        ], [        ], [        ] and [        ] of each year, commencing on [        ], or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), and no interest shall accrue on such payment for the intervening period.  The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding [        ], [        ], [        ] and [        ] (each, a “Record Date”).  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.  The Notes will mature on [              ], 2030. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not allowed) on overdue principal at the rate that is 2% higher than the rate then applicable to this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the rate then applicable to this Note to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

To the extent there are sufficient Runoff Proceeds Distributions on any Interest Payment Date to pay interest on the Notes in accordance with Section 4.02 of the Indenture, interest on this Note shall be paid entirely in cash (“Cash Interest”); provided to the extent there are insufficient Runoff Proceeds Distributions to pay interest on the Notes in accordance with Section 4.02 of the Indenture, interest shall be payable on such Interest Payment Date in cash to the extent of funds available for payment of cash payments and any excess interest payable shall be paid by increasing the principal amount of this Note or by issuing PIK Notes in an amount equal to such excess. The Issuer must notify the Trustee at least five (5) Business Days prior to any Interest Payment Date whether Cash Interest and/or a PIK Payment will be paid on such Interest Payment Date to the Holders of the Notes. The Trustee shall promptly deliver a corresponding notice to the Holder of this Note. The Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes for original issuance to such Holder of this Note on the relevant record date, as shown by the records of the Note Register. Following an increase in the principal amount of this Note as a result of a PIK Payment, this Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on [            ], 2030 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Interest on this Note and any PIK Notes will accrue at the rate of 13% per annum.

2.           Method of Payment.  The Issuer or the Trustee will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Cash payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register, provided that all cash payments of principal, premium,

[Form of Note]

if any, and interest on, this Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           Paying Agent and Registrar.  Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.

4.           Indenture.  The Issuer issued the Notes under a Senior Second Lien Notes Indenture, dated as of [        ] (the “Indenture”), among Washington Mutual, Inc. and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 13% Senior Second Lien Notes due 2030.  The Notes and any PIK Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those incorporated by reference into the Indenture from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Upon the Trustee’s entry into the Indenture, the Holders of the Notes and the Trustee will be bound by the terms of the Indenture.

5.           Optional Redemption.  At any time the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, at a redemption price equal to 100% of the principal amount of Notes redeemed, and, without duplication, accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.           Notice of Redemption.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of the Notes in whole dollar ($1.00) denominations may be redeemed.  On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

8.           Collateral and Intercreditor Agreement.  These Notes are secured by a security interest in the Collateral pursuant to certain Security Documents.  The Liens securing the Notes are subject to the terms of the Intercreditor Agreement.

9.           Limitation on the Issuer’s Obligations. Notwithstanding any other provision of the Indenture, the Intercreditor Agreement, the Notes and the Security Documents to the contrary, the Holder of this Note agrees that it shall not have or take recourse (other than actions for specific performance under Section 7.04 of the Indenture) with respect to the Notes Documentation against the Issuer or its assets and property, or against WMMRC or the Owner or their respective assets and property (other than assets that were required to be transferred to the protected cell pursuant to the Insurance Book Closing), except (i) to the Collateral Account, (ii) if the Issuer fails to comply with its obligations pursuant to Sections 4.02(a), 4.02(b), 5.02 or 5.08, to the assets of the Issuer in an amount equal to the aggregate amount of any Runoff Proceeds or Runoff Proceeds Distributions that were not deposited into the Collateral Account, (iii) to the equity interests in the Owner to the extent a Lien has been granted therein in favor of the Collateral Agent and (iv) to the Owner or the Issuer for costs and expenses, including reason-

[Form of Note]

able attorney’s fees, related to the enforcement of Sections 4.01, 4.02, 4.03, 5.02, 5.03, 5.07, 5.08, 5.10 and 5.13 of the Indenture, if the Holders or the Trustee, as applicable, are the prevailing party in such enforcement action.

10.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in whole dollar ($1.00) denominations and integral multiples of $1.00 rounded up to the nearest whole dollar.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  The Indenture, the Notes, the Security Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

13.           Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

14.           Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.           GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

16.           CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as

[Form of Note]

printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.           Restriction on Transfer. To the fullest extent permitted by law, prior to the Restriction Release Date, no Person shall be permitted to make an Acquisition, whether in a single transaction or series of related transactions, and any such purported Acquisition will be void ab initio and the Notes (if known by the Issuer or the Trustee), will not be registered in the name of the purported transferee, to the extent that after giving effect to such purported Acquisition (i) the purported transferee or any other Person by reason of the purported transferee’s Acquisition would become a Substantial Holder or (ii) the Beneficial Interest of a Person that, prior to giving effect to the purported Acquisition, is a Substantial Holder would be increased. The preceding sentence is not intended to prevent the Notes from being DTC-eligible and shall not preclude any settlement of any transactions in the Notes entered into through a national securities exchange or an inter-dealer quotation system or delivered through DTC, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Acquisition.

18.           Deemed Representation. By Acquiring a Beneficial Interest in the Notes, any transferee of the Notes shall be deemed to have represented that (i) immediately before the Acquisition, it is not and by reason of its Acquisition it and any other person would not become a Substantial Holder and (ii) such transferee will comply with the provisions of Article XIV of the Indenture, as applicable.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington  98101
Attention:  General Counsel

[Form of Note]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:  _____________________

Your Signature:

(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[Form of Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, or increased for a PIK Payment, have been made:

Date of Exchange/Transfer	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

_______________________

*	This schedule should be included only if the Note is issued in global form.

[Form of Note]